Exhibit 4 under Form N-14



                          NORTH TRACK TAX-EXEMPT FUND

                  AGREEMENT AND PLAN OF REORGANIZATION


      THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made as of February 2, 2005, between NORTH TRACK FUNDS, INC., a Maryland corporation ("North Track"), on behalf of NORTH TRACK TAX-EXEMPT FUND ("Acquired Fund"), and FEDERATED MUNICIPAL SECURITIES FUND, INC. a Maryland corporation ("Federated" or "Acquiring Fund"). (Acquired Fund and Acquiring Fund are sometimes referred to herein individually as a "Fund" and collectively as the "Funds," and North Track and Federated are sometimes referred to herein individually as an "Investment Company" and collectively as the "Investment Companies.")

      The Investment Companies wish to effect a reorganization described in Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended ("Code"), and intend this Agreement to be, and adopt it as, a "plan of reorganization" within the meaning of the regulations under the Code ("Regulations"). The reorganization will consist of (1) the transfer of the assets (net of cash sufficient to satisfy those liabilities described in Section 1.2 hereof) of the Acquired Fund to the Acquiring Fund in exchange solely for the Acquiring Fund's issuance to the Acquired Fund of "Class A" shares of common stock of the Acquiring Fund, (2) the distribution of those shares to the Acquired Fund's shareholders in liquidation of the Acquired Fund, and (3) the termination of the Acquired Fund, all on the terms and conditions hereinafter set forth in this Agreement. (All such transactions are referred to herein as the "Reorganization.")

      All  agreements,   representations,   actions,   obligations,   and
covenants described herein made or to be taken or undertaken by the Funds are made and shall be taken or undertaken by North Track on Acquired Fund's behalf and by Federated on Acquiring Fund's behalf.

      Acquired Fund's shares have only one Class of shares, designated "Class A" shares ("Acquired Fund Shares"). Acquiring Fund's shares are divided into three classes, designated "Class A," "Class B" and "Class C" shares. Under the terms of this Reorganization the Acquired Fund Shares will be exchanged for Class A shares of the Acquiring Fund ("Acquiring Fund Shares").

      In consideration of the mutual promises contained herein, the parties agree as follows:

      1.    PLAN OF REORGANIZATION AND TERMINATION

      1.1. Acquired Fund agrees to assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 ("Assets") to Acquiring Fund. Acquiring Fund agrees in exchange therefor, to issue and deliver to Acquired Fund the number of full and fractional (rounded to the third decimal place) Acquiring Fund Shares determined by dividing Acquired Fund's net value (computed as set forth in paragraph 2.1) ("Acquired Fund Value") by the net asset value ("NAV") of an Acquiring Fund Share (computed as set forth in paragraph 2.2). Such transactions shall take place at the Closing (as defined in paragraph 3.1).

      1.2. The Assets shall include all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on Acquired Fund's books, and other property Acquired Fund owns at the Effective Time (as defined in paragraph 3.1), less any cash sufficient to satisfy any Liabilities (as defined in Section 1.3 hereof) that have not been paid by the Effective Time as shown on a balance sheet as of the Effective Time.

      1.3. Acquired Fund agrees to use all reasonable efforts to discharge all its Liabilities before the Effective Time and shall, in any event, discharge them promptly following the Effective Time. The "Liabilities" shall include all of Acquired Fund's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Effective Time, and whether or not specifically referred to in this Agreement. Acquiring Fund shall not assume any of the Liabilities.

      1.4. At or immediately before the Effective Time, Acquired Fund shall declare and pay to its shareholders a dividend and/or other distribution in an amount large enough so that it will have distributed substantially all (and in any event not less than 90%) of its investment company taxable income (as defined in Section 852(b)(2) of the Code, computed without regard to any deduction for dividends paid) and substantially all of its realized net capital gain (as defined in Section 1222(11)), if any, for the current taxable year through the Effective Time.

      1.5.  At  the  Effective   Time  (or  as  soon   thereafter  as  is
reasonably practicable), Acquired Fund shall distribute the Acquiring Fund Shares it receives pursuant to paragraph 1.1 to its shareholders of record, determined as of the Effective Time (each a "Shareholder" and collectively "Shareholders"), in constructive exchange for their Acquired Fund Shares. Such distribution shall be accomplished by Federated's transfer agent's opening accounts on Acquiring Fund's share transfer books in the Shareholders' names and transferring such Acquiring Fund Shares thereto. Each Shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) Acquiring Fund Shares due that Shareholder, based on the value of the Acquired Fund Shares owned by that Shareholder immediately prior to the Effective Time. All outstanding Acquired Fund Shares, including any represented by certificates, shall simultaneously be canceled on Acquired Fund's share transfer books. Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares issued in connection with the Reorganization.

      1.6. As soon as reasonably practicable after distribution of the Acquiring Fund Shares pursuant to paragraph 1.5, but in all events within six months after the Effective Time, Acquired Fund shall be terminated as a series of North Track and any further actions shall be taken in connection therewith as required by applicable law.

      1.7. Any reporting responsibility of Acquired Fund to a public authority is and shall remain its responsibility up to and including the date on which it is terminated.

      1.8. Any transfer taxes payable on issuance of Acquiring Fund Shares in a name other than that of the registered holder on Acquired Fund's share transfer books of the Acquired Fund Shares constructively exchanged therefor shall be paid by the person to whom such Acquiring Fund Shares are to be issued, as a condition of such transfer.

      2.    VALUATION

      2.1. For purposes of paragraph 1.1, Acquired Fund's net value shall be the value of the Assets computed as of the close of regular trading on the New York Stock Exchange ("NYSE") on the date of the Closing ("Valuation Time"), using the valuation procedures set forth in its then-current prospectus and statement of additional information ("SAI").

      2.2. For purposes of paragraph 1.1, the NAV per share of the Acquiring Fund Shares shall be computed as of the Valuation Time, using the valuation procedures set forth in Acquiring Fund's then-current prospectus and SAI.

      2.3. All computations pursuant to paragraphs 2.1 and 2.2 shall be made by or under the direction of the custodians and transfer agents of the Funds.

      3.    CLOSING AND EFFECTIVE TIME

      3.1. The Reorganization, together with related acts necessary to consummate it ("Closing"), shall occur at the Investment Companies' principal offices on or about April 29, 2005, or at such other place and/or on such other date as to which they may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the date thereof or at such other time as to which the Investment Companies may agree ("Effective Time"). If, immediately before the Valuation Time, (a) the NYSE is closed to trading or trading thereon is restricted or (b) trading or the reporting of trading on the NYSE or elsewhere is disrupted, so that accurate appraisal of Acquired Fund's net value and/or the NAV of the Acquiring Fund Share of any Class is impracticable, the Effective Time shall be postponed until the first business day after the day when such trading has been fully resumed and such reporting has been restored.

      3.2. North Track shall deliver at the Closing a certificate of its Chief Financial Officer verifying that the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, transferred by Acquired Fund to Acquiring Fund, as reflected on Acquiring Fund's books immediately after the Closing, does or will conform to such information on Acquired Fund's books immediately before the Closing. North Track's custodian shall deliver at the Closing a certificate of an authorized officer stating that (a) the Assets it holds will be transferred to Acquiring Fund at the Effective Time and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

      3.3. North Track shall deliver to Federated at the Closing a list of the names and addresses of the Shareholders and the number of outstanding Acquired Fund Shares owned by each Shareholder, all as of the Effective Time, certified by North Track's Secretary. Federated's transfer agent shall deliver at the Closing a certificate as to the opening of accounts in the Shareholders' names on Acquiring Fund's share transfer books. Federated shall issue and deliver a confirmation to North Track evidencing the Acquiring Fund Shares to be credited to Acquired Fund and subsequently to the Shareholders at the Effective
Time or provide evidence satisfactory to North Track that such Acquiring Fund Shares have been credited to Acquired Fund's account and subsequently to the Shareholders' accounts on Acquiring Fund's share transfer books. At the Closing, each party shall deliver to the other bills of sale, checks, assignments, stock certificates, receipts, or other documents the other party or its counsel reasonably requests.

      3.4. Each Investment Company shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated by this Agreement.

      4.    REPRESENTATIONS AND WARRANTIES

      4.1. North Track, on behalf of the Acquired Fund, represents and warrants to Federated as follows:

      4.1.1. North Track is a corporation that is duly organized, validly existing, and in good standing under the laws of the State of Maryland; and its Articles of Incorporation, as amended and supplemented ("Articles"), are on file with that state's Department of Assessments and Taxation;

      4.1.2. North Track is duly registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and such registration is in full force and effect;

      4.1.3. Acquired Fund is a duly established and designated series of North Track;

      4.1.4. At the Closing, Acquired Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer, and deliver the Assets free of any liens or other encumbrances (except securities that are subject to "securities loans" as referred to in Section 851(b)(2) of the Code and except securities with contractual or legal restrictions on transfer); and on delivery and payment for the Assets, Acquiring Fund will acquire good and marketable title thereto;

      4.1.5. Acquired Fund's current prospectus and SAI conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act and the rules and regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

      4.1.6. Acquired Fund is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or violate, Maryland law or any provision of its Articles or North Track's By-Laws or of any agreement, instrument, lease, or other undertaking to which North Track (with respect to Acquired Fund) is a party or by which it (with respect to Acquired Fund) is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which North Track (with respect to Acquired Fund) is a party or by which it (with respect to Acquired
Fund) is bound, except as otherwise disclosed in writing to and accepted by Federated;

      4.1.7. Except as otherwise disclosed in writing to and accepted by Federated, all material contracts and other commitments of or applicable to Acquired Fund (other than this Agreement and investment contracts, including options, futures, and forward contracts included on the Acquired Fund's books) will be terminated in accordance with the provisions of Section 1.3 at or before the Effective Time, without either Fund's incurring any liability or penalty with respect thereto;

      4.1.8. Except as otherwise disclosed in writing to and accepted by Federated, (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to North Track's knowledge) threatened against North Track (with respect to Acquired Fund) or any of its properties or assets attributable or allocable to Acquired Fund that, if adversely determined, would materially and adversely affect Acquired Fund's financial condition or the conduct of its business and (b) North Track knows of no facts that might form a reasonable basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

      4.1.9. The execution, delivery, and performance of this Agreement have been duly authorized as of the date hereof by all necessary  action  on the  part of  North  Track's  board  of  directors.
Subject to the approval of the shareholders of Acquired Fund, and assuming the due authorization, execution and delivery of this Agreement by Federated, this Agreement will constitute the valid and legally binding obligation of North Track (with respect to Acquired
Fund), enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law);

      4.1.10. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended, or the 1940 Act (collectively, "Federal Securities Laws") for North Track's execution or performance of this Agreement, except for (a) the filing with the Securities and Exchange Commission ("SEC") of a registration statement by Federated on Form N-14 relating to the Acquiring Fund Shares issuable hereunder, and any supplement or amendment thereto ("Registration Statement"), including therein a prospectus and proxy statement and any supplements or amendments thereto ("Prospectus/Statement"), (b) the filing of one or more supplements to the then-current prospectus or SAI of Acquired Fund, and
(c) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

      4.1.11. On the effective date of the Registration Statement, the date of the special meeting of Acquired Fund shareholders to approve this Agreement and the Reorganization, and at the Effective Time, the Registration Statement, including the Prospectus/Statement, only insofar as it related to North Track or Acquired Fund, will (a) comply in all material respects with the applicable provisions of the Federal Securities Laws and the regulations thereunder and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Registration Statement or the Prospectus/Statement made in reliance on and in conformity with information furnished by Federated for use therein;

      4.1.12. Acquired Fund incurred the Liabilities in the ordinary course of its business; and there are no Liabilities other than Liabilities disclosed or provided for in the Acquired Fund's financial statements referred to in paragraph 4.1.18 and Liabilities incurred by Acquired Fund in the ordinary course of business subsequent to October 31, 2004, or otherwise disclosed to Federated, none of which has been materially adverse to the business, assets or results of Acquired Fund's operations;

      4.1.13.    Acquired    Fund   is   a   "fund"   as    defined    in
Section 851(g)(2) of the Code; it qualified for treatment as a regulated investment company under Subchapter M of the Code ("RIC") for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year; the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing; and Acquired Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

      4.1.14. Acquired Fund is not under the jurisdiction of a court in a "title 11 or similar case" (as defined in Section 368(a)(3)(A) of the Code);

      4.1.15. Not more than 25% of the value of Acquired Fund's total assets (excluding cash, cash items, and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers;

      4.1.16. During the five-year period ending at the Effective Time, (a) neither Acquired Fund nor any person "related" (as defined in
Section 1.368-1(e)(3) of the Regulations) to it will have acquired Acquired Fund Shares, either directly or through any transaction, agreement, or arrangement with any other person, with consideration other than the Acquiring Fund Shares or Acquired Fund Shares, except for shares redeemed in the ordinary course of Acquired Fund's business as a series of an open-end investment company as required by
Section 22(e) of the 1940 Act, and (b) no distributions will have been made with respect to Acquired Fund Shares, other than normal, regular dividend distributions made pursuant to Acquired Fund's historic dividend-paying practice and other distributions that qualify for the deduction for dividends paid (within the meaning of Section 561 of the Code) referred to in sections 852(a)(1) and 4982(c)(1)(A) of the Code;

      4.1.17. Acquired Fund's federal income tax returns, and all applicable state and local tax returns, for all taxable years through and including the taxable year ended October 31, 2003, have been timely filed and all taxes payable pursuant to those returns have been timely paid, and Acquired Fund has been granted an extension until September 15, 2005 with respect to the filing of its federal and state income tax returns for the taxable year ended October 31, 2004; and

      4.1.18. North Track's audited financial statements for the year ended October 31, 2004 fairly represent Acquired Fund's financial position as of such date and the results of its operations and changes in its net assets for the period then ended.

      4.2. Federated, on behalf of Acquiring Fund, represents and warrants to North Track as follows:

      4.2.1. Federated is a corporation that is duly organized, validly existing, and in good standing under the laws of the State of Maryland; and its Articles are on file with that state's Department of Assessments and Taxation;

      4.2.2.      Federated   is   duly   registered   as   an   open-end
management investment company under the 1940 Act, and such registration is in full force and effect;

      4.2.3. Acquiring Fund is a duly established and designated series of Federated, and Federated currently has no other series;

      4.2.4. No consideration other than the Acquiring Fund Shares will be issued to Acquired Fund shareholders in exchange for the Assets in the Reorganization;

      4.2.5. The Acquiring Fund Shares to be issued and delivered to Acquired Fund hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein (including the receipt of consideration in exchange therefor exceeding their par value), will be duly and validly issued and outstanding shares of Acquiring Fund, fully paid and non-assessable by Federated;

      4.2.6. Acquiring Fund's current prospectus and SAI conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

      4.2.7.      Acquiring   Fund  is  not  in  violation  of,  and  the
execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or violate, Maryland law or any provision of any provision of its Articles or Federated's By-Laws or of any agreement, instrument, lease, or other undertaking to which Federated (with respect to Acquiring Fund) is a party or by which it (with respect to Acquiring Fund) is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Federated (with respect to Acquiring Fund) is a party or by which it (with respect to Acquiring Fund) is bound, except as otherwise disclosed in writing to and accepted by North Track;

      4.2.8. Except as otherwise disclosed in writing to and accepted by North Track, (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to Federated's knowledge) threatened against Federated (with respect to Acquiring Fund) or any of its properties or assets North Track (with respect to Acquired Fund) or any of its properties or assets attributable or allocable to Acquired Fund that, if adversely determined, would materially and adversely affect Acquiring Fund's financial condition or the conduct of its business and
(b) Federated knows of no facts that might form a reasonable basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

      4.2.9. The execution, delivery, and performance of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of Federated's board of directors (together with North Track's board of directors, "Boards"). Subject to approval of the shareholders of Acquired Fund, and assuming the due authorization, execution and delivery of this Agreement by North Track, this Agreement constitutes the valid and legally binding obligation of Federated (with respect to Acquiring Fund), enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law);

      4.2.10. No governmental consents, approvals, authorizations, or filings are required under the Federal Securities Laws for Federated's execution or performance of this Agreement, except for (a) the filing with the SEC of the Registration Statement, (b) the filing of one or more supplements to the then-current prospectus or SAI of Acquiring Fund as may be required, and (c) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

      4.2.11. On the effective date of the Registration Statement, the date of the special meeting of Acquired Fund shareholders to approve this Agreement and the Reorganization, and at the Effective Time, the Registration Statement, including the Prospectus/Statement, only insofar as it relates to Federated or Acquiring Fund, will (a) comply in all material respects with the applicable provisions of the Federal Securities Laws and the regulations thereunder and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Registration Statement or the Prospectus/Statement made in reliance on and in conformity with information furnished by North Track for use therein;

      4.2.12.    Acquiring    Fund   is   a   "fund"   as    defined   in
Section 851(g)(2) of the Code; it qualified for treatment as a RIC for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year; it intends to continue to meet all such requirements for the next taxable year; and it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it;

      4.2.13. Following the Reorganization, Acquiring Fund (a) will continue Acquired Fund's "historic business" (within the meaning of
Section 1.368-1(d)(2) of the Regulations) and (b) will use a significant portion of Acquired Fund's "historic business assets" (within the meaning of Section 1.368-1(d)(3) of the Regulations) in a business; moreover, Acquiring Fund (c) has no plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of that business and dispositions necessary to maintain its status as a RIC, and (d) expects to retain substantially all the Assets in the same form as it receives them in the Reorganization, unless and until subsequent investment circumstances suggest the desirability of change or it becomes necessary to make dispositions thereof to maintain such status;

      4.2.14. There is no plan or intention for Acquiring Fund to be dissolved or merged into another business or statutory trust or North Track or any "fund" thereof (as defined in Section 851(g)(2) of the Code) following the Reorganization, and Acquiring Fund is not under the jurisdiction of a court in a "title 11 or similar case" (as defined in Section 368(a)(3)(A) of the Code);

      4.2.15. Immediately after the Reorganization, (a) not more than 25% of the value of Acquiring Fund's total assets (excluding cash, cash items, and U.S. government securities) will be invested in the stock and securities of any one issuer and (b) not more than 50% of the value of such assets will be invested in the stock and securities of five or fewer issuers;

      4.2.16. Acquiring Fund does not directly or indirectly own, nor at the Effective Time will it directly or indirectly own, nor has it directly or indirectly owned at any time during the past five years, any Acquired Fund Shares;

      4.2.17. Acquiring Fund has no plan or intention to issue additional Acquiring Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does Acquiring Fund, or any person "related" (within the meaning of Section 1.368-1(e)(3) of the Regulations) to it, have any plan or intention to acquire -- during the five-year period beginning at the Effective Time, either directly or through any transaction, agreement, or arrangement with any other person -- with consideration other than the Acquiring Fund Shares, any Acquiring Fund Shares issued to the Shareholders pursuant to the Reorganization, except for redemptions in the ordinary course of such business as required by Section 22(e) of the 1940 Act;

      4.2.18. During the five-year period ending at the Effective Time, neither Acquiring Fund nor any person "related" (as defined in Section 1.368-1(e)(3) of the Regulations) to it will have acquired any Acquired Fund Shares with consideration other than the Acquiring Fund Shares;

      4.2.19. Acquiring Fund's federal income tax returns, and all applicable state and local tax returns, for all taxable years through and including the most recent taxable year ended March 31, 2004, have been timely filed and all taxes payable pursuant to such returns have been timely paid;

      4.2.20. Federated's audited financial statements for the year ended March 31, 2004, and unaudited financial statements for the six months ended September 30, 2004, fairly represent Acquiring Fund's financial position as of each such date and the results of its operations and changes in its net assets for the periods then ended; and

      4.2.21. If the Reorganization is consummated, Acquiring Fund will treat each Shareholder that receives Acquiring Fund Shares in connection with the Reorganization as having made a minimum initial purchase of such shares for the purpose of making additional investments therein, regardless of the value of the shares so received and as having paid the maximum sales charge applicable to purchases of Class A shares of Acquiring Fund.

      4.3. Each Investment Company represents and warrants to the other Investment Company (and (1)to Reed Smith LLP for purposes of the opinion described in Section 6.4 and to (2)Quarles & Brady LLP for purposes of the opinion described in Section 6.6 hereof) as follows:

      4.3.1. The fair market value of the Acquiring Fund Shares each Shareholder receives will be approximately equal to the fair market value of its Acquired Fund Shares it constructively surrenders in exchange therefor;

      4.3.2. Its management (a) is unaware of any plan or intention of Shareholders to redeem, sell, or otherwise dispose of
(1) any portion of their Acquired Fund Shares before the Reorganization to any person "related" (within the meaning of Section 1.368-1(e)(3) of the Regulations) to either Fund or (2) any portion of the Acquiring Fund Shares they receive in the Reorganization to any person "related" (within such meaning) to Acquiring Fund, (b) does not anticipate dispositions of those Acquiring Fund Shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of dispositions of shares of Acquired Fund as a series of an open-end investment company, (c) expects that the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be de minimis, and (d) does not anticipate that there will be extraordinary redemptions of Acquiring Fund Shares immediately following the Reorganization;

      4.3.3. The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

      4.3.4. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount;

      4.3.5. Pursuant to the Reorganization, Acquired Fund will transfer to Acquiring Fund, and Acquiring Fund will acquire, at least 90% of the fair market value of the net assets, and at least 70% of the fair market value of the gross assets, Acquired Fund held immediately before the Reorganization. For the purposes of this representation, any amounts Acquired Fund uses to pay its Reorganization expenses and to make redemptions and distributions immediately before the Reorganization (except (a) redemptions in the ordinary course of its business required by Section 22(e) of the 1940 Act and (b) regular, normal dividend distributions made to conform to its policy of distributing all or substantially all of its income and gains to avoid the obligation to pay federal income tax and/or the excise tax under
Section 4982 of the Code) will be included as assets it held immediately before the Reorganization;

      4.3.6. None of the compensation received by any Shareholder who is an employee of or service provider to Acquired Fund will be separate consideration for, or allocable to, any of the Acquired Fund Shares such Shareholder held; none of the Acquiring Fund Shares any such Shareholder receives will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement, or other service agreement; and the compensation paid to any such Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

      4.3.7.      Immediately    after    the     Reorganization,     the
Shareholders will not own shares constituting "control" (as defined in Section 304(c) of the Code) of Acquiring Fund;

      4.3.8. Neither Fund will be reimbursed for any expenses incurred by it or on its behalf in connection with the Reorganization unless those expenses are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187) ("Reorganization Expenses"); and

      4.3.9. The aggregate value of the acquisitions, redemptions, and distributions limited by paragraphs 4.1.16, 4.2.17, and 4.2.18 will not exceed 50% of the value (without giving effect to such acquisitions, redemptions, and distributions) of the proprietary interest in Acquired Fund at the Effective Time.

      5.    COVENANTS

      5.1. Each Investment Company covenants to operate its respective Fund's business in the ordinary course between the date hereof and the Closing, it being understood that:

      (a)  such  ordinary  course  will  include   declaring  and  paying
customary   dividends  and  other   distributions  and  such  changes  in
operations  as  are   contemplated   by  each  Fund's   normal   business
activities and

      (b) each Fund will retain exclusive control of the composition of its portfolio until the Closing; provided that Acquired Fund shall not dispose of more than an insignificant portion of its historic business  assets  (as  defined  above)  during  such  period,  other than dispositions in the ordinary course of business, without Acquiring Fund's prior consent; and, subject to their fiduciary duties to their respective shareholders and the Funds' respective investment objectives, strategies, policies and limitations, the Investment Companies shall coordinate the Funds' respective portfolios so that the transfer of the Assets to Acquiring Fund will not cause it to fail to be in compliance with all of its investment policies and restrictions immediately after the Closing.

      5.2. North Track covenants that the Acquiring Fund Shares to be delivered hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof.

      5.3. North Track covenants that it will assist Federated in seeking to obtain information Federated reasonably requests concerning the beneficial ownership of Acquired Fund Shares.

      5.4. North Track covenants that its books and records (including all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder) regarding Acquired Fund will be turned over to Federated at the Closing.

      5.5. Each Investment Company covenants to cooperate in preparing the Registration Statement and the Prospectus/Statement in compliance with applicable Federal Securities Laws.

      5.6. Each Investment Company covenants that it will, from time to time, as and when requested by the other Investment Company, execute and deliver or cause to be executed and delivered all assignments and other instruments, and will take or cause to be taken all further action, the other Investment Company may deem necessary or desirable in order to vest in, and confirm to, (a) Federated, on Acquiring Fund's behalf, title to and possession of all the Assets, and (b) North Track, on Acquired Fund's behalf, title to and possession of the Acquiring Fund Shares to be delivered hereunder, and otherwise to carry out the intent and purpose hereof.

      5.7. Federated covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and such state securities laws it may deem appropriate in order to continue Acquiring Fund's operations after the Effective Time.

      5.8. Subject to this Agreement, each Investment Company covenants to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper, or advisable to consummate and effectuate the transactions contemplated hereby.

      6.    CONDITIONS PRECEDENT

      Each Investment Company's obligations hereunder shall be subject to (a) performance by the other Investment Company of all its obligations to be performed hereunder at or before the Effective Time,
(b) all representations and warranties of the other Investment Company contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made at and as of the Effective Time, and (c) the following further conditions that, at or before the Effective Time:

      6.1. This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by both Boards, and by the shareholders of Acquired Fund.

      6.2. All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. The Registration Statement shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued, and the SEC shall not have issued an unfavorable report with respect to the Reorganization under Section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated hereby under Section 25(c) of the 1940 Act. All consents, orders, and permits of federal, state, and local
regulatory   authorities   (including   the  SEC  and  state   securities
authorities) either Investment Company deems necessary to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on the assets or properties of either Fund, provided that either Investment Company may for itself waive any of such conditions.

      6.3. At the Effective Time, no action, suit, or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, the transactions contemplated hereby.

      6.4. North Track shall have received an opinion of Reed Smith LLP substantially to the effect that:

      6.4.1. Acquiring Fund is a duly established series of Federated, a Maryland corporation duly organized and validly existing under the laws of the State of Maryland with power under its Articles and Bylaws to own all its properties and assets and to carry on its business as presently conducted;

      6.4.2. This Agreement (a) has been duly authorized, executed, and delivered by Federated on Acquiring Fund's behalf and
(b) assuming due authorization, execution, and delivery of this Agreement by North Track on Acquired Fund's behalf, is a valid and legally binding obligation of Federated with respect to Acquiring Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law);

      6.4.3. The Acquiring Fund Shares to be issued and distributed to the Shareholders under this Agreement, assuming their due delivery as contemplated by this Agreement and the receipt of consideration in exchange therefor exceeding their par value, will be duly authorized and validly issued and outstanding and fully paid and non-assessable by Federated;

      6.4.4. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, materially violate any provision of Federated's Articles or By-Laws or of any agreement (known to Reed Smith LLP, without any independent inquiry or investigation) to which Federated (with respect to Acquiring
Fund) is a party or by which it (with respect to Acquiring Fund) is bound or (to Reed Smith LLP knowledge, without any independent inquiry or investigation) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Federated (with respect to Acquiring Fund) is a party or by which it (with respect to Acquiring Fund) is bound, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by North Track;

      6.4.5. To Reed Smith LLP's knowledge (without any independent inquiry or investigation), no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Federated on Acquiring Fund's behalf of the transactions contemplated herein, except such as have been obtained under the Federal Securities Laws and such as may be required under state securities laws;

      6.4.6. Federated is registered with the SEC as an investment company, and to Reed Smith LLP's knowledge no order has been issued or proceeding instituted to suspend such registration; and

      6.4.7. To Reed Smith LLP's knowledge (without any independent inquiry or investigation), (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to Federated (with respect to Acquiring Fund) or any of its properties or assets attributable or allocable to Acquiring Fund and (b) Federated (with respect to Acquiring Fund) is not a party to or subject to the
provisions   of  any  order,   decree,   or  judgment  of  any  court  or
governmental body that materially and adversely affects or is reasonably likely to materially and adversely affect Acquiring Fund's business, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by North Track.

      In rendering such opinion, Reed Smith LLP may (1) rely, as to matters governed by the laws of the State of Maryland, on an opinion of competent Maryland counsel, and assume for purposes of the enforceability opinion that the laws of Maryland are identical to the laws of Pennsylvania, (1) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (2) limit such opinion to applicable federal and state law, and (3) define the word "knowledge" and related terms to mean the knowledge of attorneys then with Reed Smith LLP who have devoted substantive attention to matters directly related to this Agreement and the Reorganization.

      6.5. Federated shall have received an opinion of Quarles & Brady LLP substantially to the effect that:

      6.5.1. Acquired Fund is a duly established series of North Track, a corporation that is duly organized, validly existing, and in good standing under the laws of the State of Maryland with power under the Articles to own all its properties and assets and, to Quarles & Brady LLP's knowledge, to carry on its business as presently conducted;

      6.5.2. This Agreement (a) has been duly authorized, executed, and delivered by North Track on Acquired Fund's behalf and
(b) assuming due authorization, execution, and delivery of this Agreement by Federated on Acquiring Fund's behalf, is a valid and legally binding obligation of North Track with respect to Acquired Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law);

      6.5.3. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, materially violate any provision of North Track's Articles or By-Laws or of any agreement (known to Quarles & Brady LLP, without any independent inquiry or investigation) to which North Track (with respect to Acquired Fund) is a party or by which it (with respect to Acquired Fund) is bound or (to Quarles & Brady LLP's knowledge, without any independent inquiry or investigation) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which North Track (with respect to Acquired
Fund) is a party or by which it (with respect to Acquired Fund) is bound, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by Federated;

      6.5.4. To Quarles & Brady LLP's knowledge (without any independent inquiry or investigation), no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by North Track on Acquired Fund's behalf of the transactions contemplated herein, except such as have been obtained under the Federal Securities Laws and such as may be required under state securities laws;

      6.5.5.      North   Track  is   registered   with  the  SEC  as  an
investment company, and to Quarles & Brady LLP's knowledge no order has been issued or proceeding instituted to suspend such registration; and

      6.5.6. To Quarles & Brady LLP's knowledge (without any independent inquiry or investigation), (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to North Track (with respect to Acquired Fund) or any of its properties or assets attributable or allocable to Acquired Fund and (b) North Track (with respect to Acquired Fund) is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects or is reasonably likely to materially and adversely affect Acquired Fund's business, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by Federated.

      In rendering such opinion, Quarles & Brady LLP may (1) rely, as to matters governed by the laws of the State of Maryland, on an opinion of competent Maryland counsel, and assume for purposes of the enforceability opinion that the laws of Maryland are identical to the laws of Wisconsin, (2) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (3) limit such opinion to applicable federal and state law, and (4) define the word "knowledge" and related terms to mean the knowledge of attorneys then with Quarles & Brady LLP who have devoted substantive attention to matters directly related to this Agreement and the Reorganization.

      6.6. Each Investment Company shall have received an opinion of Quarles & Brady LLP, addressed to and in form and substance reasonably satisfactory to it, as to the federal income tax consequences mentioned below ("Tax Opinion"). In rendering the Tax Opinion, Quarles & Brady LLP may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Agreement, which Quarles & Brady LLP may treat as representations and warranties made to it, and in separate letters addressed to Quarles & Brady LLP and the certificates delivered pursuant to paragraph 3.4. The Tax Opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

      6.6.1. Acquiring Fund's acquisition of the Assets in exchange solely for Acquiring Fund Shares, followed by Acquired Fund's distribution of those shares pro rata to the Shareholders constructively in exchange for their Acquired Fund Shares, will qualify as a "reorganization" (as defined in Section 368(a)(1)(C) of the Code), and each Fund will be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

      6.6.2. Acquired Fund will recognize no gain or loss on the transfer of the Assets to Acquiring Fund in exchange solely for Acquiring Fund Shares or on the subsequent distribution of those shares to the Shareholders in constructive exchange for their Acquired Fund Shares in liquidation of Acquired Fund pursuant to the Reorganization;

      6.6.3. Acquiring Fund will recognize no gain or loss on its receipt of the Assets in exchange solely for Acquiring Fund Shares pursuant to the Reorganization;

      6.6.4. The tax basis of each Asset acquired by Acquiring Fund pursuant to the Reorganization's basis in each Asset will be the same as the tax basis of such Assets to Acquired Fund immediately prior to the Reorganization, and the holding period of each Asset in the hands of Acquiring Fund will include the period during which such Asset was held by Acquired Fund;

      6.6.5. The Shareholders will recognize no gain or loss on the constructive exchange of their Acquired Fund Shares for Acquiring Fund Shares pursuant to the Reorganization; and

      6.6.6. The aggregate tax basis of the Acquiring Fund Shares received by each Shareholder in the Reorganization will be the same as the aggregate tax basis of the Acquired Fund Shares held by such Shareholder immediately prior to the Reorganization, and the holding period of the Acquiring Fund Shares to be received by each such Shareholder will include the period during which the Acquired Fund Shares exchanged therefore were held by such Shareholder (provided the Acquired Fund Shares were held as capital assets at the Effective Time).

      Notwithstanding subparagraphs 6.6.2 and 6.6.4, the Tax Opinion may state that no opinion is expressed as to the effect of the Reorganization on the Funds or any Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year
(or on the termination or transfer thereof) under a mark-to-market system of accounting.

      At any time before the Closing, either Investment Company may waive any of the foregoing conditions (except that set forth in paragraph 6.1) if, in the judgment of its Board, such waiver will not have a material adverse effect on its Fund's shareholders' interests.

      7.    BROKERAGE FEES AND EXPENSES

      7.1. Each Investment Company represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

      7.2. Federated Investors, Inc., the parent of the investment adviser to Acquiring Fund, and B.C. Ziegler and Company, the investment adviser to Acquired Fund, or their respective affiliates will bear the total Reorganization Expenses in accordance with a separate Agreement among B.C. Ziegler and Company, The Ziegler Companies, Inc. and Federated Investors, Inc. dated as of February 2, 2005.

      8.    ENTIRE AGREEMENT; NO SURVIVAL

      Neither Investment Company has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties. The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall not survive the Closing.

      9.    TERMINATION OF AGREEMENT

      This Agreement may be terminated at any time at or before the Effective Time:

      9.1.  By either  Investment  Company  (a) in the event of the other
Investment Company's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or (c) if the Closing has not occurred on or before May 30, 2005; or

      9.2.  By the Investment Companies' mutual agreement.

      In the event of termination under paragraphs 9.1(c) or 9.2, there shall be no liability for damages on the part of either Investment Company, or the directors or officers thereof, to the other Investment Company.

      10.   AMENDMENT

      This Agreement may be amended, modified, or supplemented at any time in any manner mutually agreed on in writing by the Investment Companies; provided that no such amendment, modification, or supplement shall have a material adverse effect on the Shareholders' interests.

      11.   MISCELLANEOUS

      11.1. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

      11.2. Nothing expressed or implied herein is intended or shall be construed to confer on or give any person, firm, trust, or North Track other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

      11.3 The parties acknowledge that each Investment Company is a Maryland corporation. Notice is hereby given that this instrument is executed by each Investment Company's officer's and directors solely in their capacities as officers and directors, and not individually, and solely on behalf of its respective Fund, and that neither Investment Company's obligations under this instrument is binding on or enforceable against any of its respective officers, directors or shareholders or any series of such Investment Company other than Acquiring Fund in the case of Federated and Acquired Fund in the case of North Track but are only binding on and enforceable against the property of its respective Fund. Each Investment Company agrees that, in asserting any rights or claims under this Agreement, it shall look only to the property of the respective Fund of the other Investment Company in settlement of such rights or claims and not to the other Investment Company's directors, officers, or shareholders.

      11.4. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by each Investment Company and delivered to the other Investment Company. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


      IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the date first written above.

                                          NORTH TRACK FUNDS, INC.

                                          By:/s/ David G. Stoeffel

                                          Name:  David G. Stoeffel

                                          Title:     President

                                          FEDERATED MUNICIPAL
                                          SECURITIES FUND, INC.

                                          By: /s/ John W. McGonigle
                                                                   -----

                                          Name:  John W. McGonigle

                                          Title:   Executive Vice
                                          President and Secretary